Commodity  Express  Transportation,  Inc.  -  TPS Logistics, Inc. Agreement

This Agreement is entered into this 1st day of March, 2005, by and between Commodity Express Transportation, Inc. (hereinafter referred to as "CARRIER") a Delaware Corporation and TPS Logistics, Inc. (hereinafter referred to as "BROKER") a South Carolina Corporation.

                                   WITNESSETH:

     WHEREAS, BROKER, to satisfy Amcor PET Packaging (Broker's Customer) transportation needs desires to engage CARRIER as its exclusive carrier to perform all of BROKER's transportation requirements described in the TPS Logistics, Inc. - Amcor PET Packaging logistics agreement ,within the limit of the CARRIER's operating authority according to this Agreement terms and conditions and CARRIER desires to perform such transportation; and

     WHEREAS, this agreement is being completed and executedin accordance with the mutual agreement between CARRIER, BROKER and various other parties, dated March 21, 2005.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1.1     INTERSTATE.  CARRIER is a contract carrier which holds a permit from the
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Department  of  Transportation  - Federal Motor Carrier Safety Administration at
Docket No. MC-163607, and CARRIER is authorized to and shall provide motor carrier contract service (hereinafter called "Transportation Service") to meet the specific needs of BROKER. CARRIER agrees to provide to BROKER a copy of CARRIER'S operating authority upon execution of this Agreement. CARRIER agrees to notify BROKER of any suspension, revocation, or any other changes in its operating rights at least fifteen (15) days prior to the effective date of any such suspension, revocation, or change.

1.2     INTRASTATE.  CARRIER is authorized to operate as a motor carrier for the
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appropriate regulatory agencies for the states of ______________________________
at Docket Nos. _______________________ which authorize CARRIER to provide Transportation Service within the states of _______________________. CARRIER agrees to provide to BROKER a copy of CARRIER'S operating authority upon execution of this Agreement. CARRIER agrees to notify BROKER of any suspension, revocation, or any other change in its operating rights at least fifteen (15) days prior to the effective date of any such suspension, revocation, or change.

2.     PROPERTY  BROKER  LICENSE.  BROKER  is  a  licensed property broker which
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holds  authority  from  the Department of Transportation - Federal Motor Carrier
Safety  Administration  at  Docket  No.  MC-492228  B.

3.1     SERVICE  OF CARRIER.  The Transportation Service shall be for the prompt
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transportation of all of BROKER's loads to and from points and places designated by BROKER and BROKER's customers, subject to the provisions of this Agreement and the limitations of CARRIER'S operating authority. The Transportation Service to be provided to BROKER by CARRIER shall include the following: (1) the procurement of necessary approvals, authorities or licenses from all Governmental Agencies; (2) the provision of motor vehicles and allied equipment (hereinafter called the "Vehicles"); (3) the maintenance of the vehicles in accordance with the rules and regulations of the Federal Motor Carrier Safety Administration; (4) the employment of drivers qualified pursuant to the rules and  regulations  of  the  Federal  Motor  Carrier  Safety  Administration;  (5)
compliance with all of BROKER's customers safety program requirements; (6) proper compliance with State and Federal safety regulations; (7) the safe, proper, and legal load securement of all products tendered by BROKER's customers to CARRIER; (8) the dispatch of drivers and Vehicles; (9) timely delivery; (10) the procurement of all supplies and (11) all billing and collections for BROKER.

3.2     SERVICE TO AMCOR PET PACKAGING.  CARRIER shall also provide the services
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listed  on  Motor  Transportation  Contract  dated  November  10,  2004  and corresponding addendum dated March 1, 2005 of the Amcor Pet Packaging - TPS Logistics, Inc. contract. Such contract is attached hereto as Exhibit A of this agreement. Such services will be performed by CARRIER employees and at no time will be considered BROKER employees.

4.     TERM  OF  AGREEMENT.  The  term of this Agreement will begin on March 21,
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2005 and will not expire as long as BROKER's agreement (Exhibit A) date March 1,
2005  is  in  effect  or  an  end  date of March 20, 2010 whichever comes first.

5.     RATES  AND CHARGES.  As compensation for the Services provided by CARRIER
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pursuant  to the terms and conditions of this Agreement and its Exhibits, BROKER shall pay One Hundred Percent (100%) of all receipt that BROKER receives from the Amcor Pet Packaging contract into TPS bank account number __________, such account to be controlled by CARRIER. CARRIER shall return One Percent (1%) of the gross receipts to BROKER within one day of Amcor Pet Packaging depositing such receipts. CARRIER shall also pay all administrative and wire transfer fees that are charged to TPS bank account number ___________.

6.     CONTRACT  CARRIAGE.  Regardless  of  whether  CARRIER  is  authorized  to
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operate or does operate as a Common Carrier, each and every shipment tendered to
CARRIER by BROKER shall be deemed to be tendered to CARRIER as a motor Contract Carrier and shall be subject only to the terms of this Agreement and the provisions of law applicable to motor contract carriage. The CARRIER rules; waivable statutory provisions under 49 USC 14101; and other documents which are inconsistent with the terms of this contract are hereby expressly waived and shall be null and void, and the terms of this contract shall govern.

7.     INDEPENDENT  CONTRACTOR.  The  relationship of CARRIER to BROKER shall at
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all  times be that of an independent contractor and such status shall govern all relations  between  CARRIER,  BROKER,  and  any  third  party.

8.     REGULATIONS  OF THE FEDERAL GOVERNMENT.  CARRIER must comply with all the
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rules  and  regulations  of  the  Federal  Motor  Carrier Safety Administration.

9.     INSURANCE.  CARRIER  shall  maintain at its own cost, at all times during
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the  life  of  this Agreement, a policy for liability insurance in an amount not less than One Million dollars ($1,000,000) or such higher insurance coverage as may be required by law, which policy shall provide coverage for public liability, property damage, environmental restoration, and injury or death to persons resulting from the performance of the Transportation Service. CARRIER shall also maintain at its own cost, at all times during the life of this Agreement, a policy for cargo liability insurance in an amount not less than One Hundred Fifty Thousand dollars ($150,000) or such higher insurance coverage as may be required by law or by BROKER from time to time. CARRIER shall also maintain at its own cost, at all times during the life of this Agreement a comprehensive general liability of One Million Dollars ($1,000,000) specifically endorsed to cover the indemnity provision between BROKER and CARRIER. These insurance policies providing the above coverage shall be written by a reputable insurance company. These policies shall also provide that the Insurance Company issuing such policies shall notify both the CARRIER and BROKER of its intention to cancel any policy at least ten (10) days prior to the effective date of cancellation.

10.     CONFIDENTIALITY.  CARRIER  acknowledges that his position as CARRIER for
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BROKER  gives  him  access  to  special  knowledge  of BROKER's organization and business methods which could be harmful to BROKER if used for any purpose other than the promotion of BROKER's business as provided in this Agreement. CARRIER agrees that during the term of this Agreement that CARRIER will not communicate with any of BROKER's customers. CARRIER agrees that in the event of any breach of the covenants contained in this paragraph BROKER will be entitled, in addition to any other rights and remedies, to an injunction or restraining order restraining CARRIER from committing or continuing to commit any breach of these provisions, and CARRIER hereby consents to the issuance of such injunction or restraining order or other equitable relief without bond or other security and without the necessity of actual damage to BROKER.

11.     FORCE  MAJEURE.  Neither  BROKER  nor  CARRIER  shall  be  liable in any
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respect  for failures caused, directly or indirectly by war, strikes, lock-outs, lack of raw materials or supplies, general economic conditions, lack of demand, explosions, fires, floods, hurricanes, cyclones, terrorist attacks or other acts of God or casualties beyond the control of either BROKER or CARRIER. During the existence of any of these conditions, the obligations of the parties hereunder shall be suspended for the duration of same.

12.     FREIGHT  CLAIMS.  BROKER  and  CARRIER  acknowledge  the application and
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controlling  status of the provision published and/or formerly published in Part
1005 of Title 49, Code of Federal Regulations and 49 U.S. 11707(e) with regard to claims of and actions for loss or damage to commodities transported pursuant to the terms and conditions of this Agreement. Except to the extent modified by the Agreement, all claims for recovery by the BROKER for such loss or damage to commodities transported, must be filed with the CARRIER within nine (9) months of the date of delivery or tender of delivery of that shipment.

13.     ENTIRE  AGREEMENT.  This  Agreement  constitutes  the  entire  contract
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between  the  parties.  This  Agreement  shall not be modified or changed by any express or implied promises, warranties, guarantees, representations or other information unless expressly and specifically set forth in the Agreement or an Addendum properly executed by the parties.

It is agreed that there are no oral representations, agreements, or understandings affecting this instrument and that any future representation, agreements, understandings or waivers to be binding upon the parties hereto, must be reduced to writing. Either party's failure strictly to enforce any provisions of this Agreement shall not be construed as a waiver or modification thereof excusing the other party from performance.

If any provision of this Agreement is found to be unlawful or unenforceable for any reason, such provision shall be severable from this Agreement, and all other provisions shall be binding upon the parties and shall remain in effect.

14.     JURISDICTION.  This  Agreement  shall be deemed to have been drawn under
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South  Carolina Law and this Agreement shall be construed in accordance with the laws  of  the  State  of  South  Carolina.

15.     NOTICES.  Notices  shall  be  sent  by  registered  mail, return receipt
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requested,  to each party at the address shown below, or to such other addresses as  shall  have  been  designated  in  writing.

CARRIER:     Commodity  Express  Transportation,  Inc.
             903  Clint  Moore  Road
             Boca  Raton,  Florida  33487

BROKER:     TPS  Logistics,  Inc.
            354  South  Chimney  Lane
            Columbia,  South  Carolina  29209

     In Witness Whereof, the parties hereto have caused this Agreement to be executed in their respective names by their duly authorized representatives as of the date first above written.

BROKER:  TPS  Logistics,  Inc.


By:  _______________________________

Title:  ____________________________


CARRIER:  Commodity  Express  Transportation,  Inc.


By:  _______________________________

Title:  ____________________________

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